PROXY

STRUCTURAL DYNAMICS RESEARCH CORPORATION
2000 Eastman Drive
Milford, Ohio 45150

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Albert F. Peter, John A. Mongelluzzo and Jeffrey J. Vorholt, and each of them, with full power of substitution, as proxies to vote, as designated below, for and in the name of the undersigned all shares of stock of Structural Dynamics Research Corporation which the undersigned is entitled to vote at the Annual Meeting of the Shareholders of said Company scheduled to be held on April 29, 1997 at 2:00 p.m. at the Company's offices, 2000 Eastman Drive, Milford, Ohio 45150 or at any adjournment or recess thereof.

Please mark X in the appropriate box. The Board of Directors recommends a FOR vote on each proposal.

1.  ELECTION OF CLASS I DIRECTORS.

       FOR all nominees listed below      WITHHOLD AUTHORITY

    (except as marked to the contrary below)

    JOHN E. MCDOWELL, GILBERT R. WHITAKER, JR., JAMES W.
NETHERCOTT

     (INSTRUCTION: To withhold authority to vote for any individual nominee, write the nominee's name on the space provided below)

__________________________________________________________________

2. APPROVAL of an amendment to the Company's Amended Articles of Incorporation to permit certain internal reorganizations without shareholder approval.

       FOR               ABSTAIN            AGAINST

3. APPROVAL of the appointment of KPMG Peat Marwick as the independent auditors of the Company for 1997.

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meting or any adjournment thereof.

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the election of Directors and FOR the proposals in paragraphs 2 and 3.

ALL FORMER PROXIES ARE HEREBY REVOKED.

NUMBER OF SHARES _____________     Dated:________________, 1997

_______________________________     __________________________
(Signature of Shareholder)               (Signature of
Shareholder)

(Please sign exactly as your name appears hereon. All joint owners should sign. When signing in a fiduciary capacity or as a corporate officer, please give your full title as such)